SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

NexPoint Real Estate Finance, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

300 Crescent Court

Suite 700

Dallas, Texas 75201

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of NexPoint Real Estate Finance, Inc. (the “Company”) on Friday, January 26, 2024, at 9:00 a.m. Central Time to consider a proposal (the “Proposal”) to approve the amendment and restatement of the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan, as described below. The Special Meeting will be held exclusively through a virtual format. You will not be able to attend the meeting in person. The Board of Directors believes that the Proposal is in the best interest of stockholders because it believes it will ensure we are able to continue to align the interests of management with stockholders. Details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.

We hope that you will be able to attend the Special Meeting. Whether or not you plan to attend, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided, pre-addressed postage paid envelope to assure that your shares are represented at the Special Meeting. Thank you for being a stockholder and for your continued investment in the Company.

[●], 2023

James D. Dondero
President

NEXPOINT REAL ESTATE FINANCE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 26, 2024

A Special Meeting of Stockholders of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), will be held virtually, on Friday, January 26, 2024, at 9:00 a.m. Central Time (the “Special Meeting”), for the following purposes:

1.         To approve the amendment and restatement of the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the proposal.

No other business may be presented or transacted at the Special Meeting.

The close of business on November 20, 2023 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponements thereof.

While you will not be able to attend the Special Meeting in person, we have structured our virtual Special Meeting to provide stockholders with the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the Special Meeting, please email Equiniti Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com with “NREF Meeting” in the subject line and provide your full name, address and proof of ownership as of November 20, 2023 from your financial intermediary. EQ will then email you the registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the Special Meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NREF Legal Proxy” in the subject line. EQ will then email you the registration link along with the proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the meeting, please send an email to EQ at attendameeting@equiniti.com with “NREF Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the Special Meeting. If you would like to vote during the Special Meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the Special Meeting must be received by EQ no later than 2:00 p.m. Central Time on Thursday, January 25, 2024. On the date of the Special Meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (877) 283-0325 with any questions regarding accessing the Special Meeting.

Information about the meeting and the matter to be voted on at the meeting is presented in the following proxy statement. We hope that you will plan to virtually attend the Special Meeting.

Please call EQ at (877) 283-0325 for directions on how to attend the Special Meeting.

The Board of Directors is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to be present at the Special Meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you desire to vote in person at the Special Meeting, you may revoke your proxy at any time before it is exercised.

By Order of the Board of Directors,

Brian Mitts
Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

[●], 2023
Dallas, Texas

NEXPOINT REAL ESTATE FINANCE, INC.

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
JANUARY 26, 2024

[●], 2023

The Board of Directors (the “Board”) of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), is providing this proxy statement and accompanying proxy card to you in connection with the solicitation of proxies by the Board for a special meeting of our stockholders to be held virtually on Friday, January 26, 2024, at 9:00 a.m., Central time, and any adjournment or postponements thereof (the “Special Meeting”). We are first making these proxy materials available to stockholders on or about [•], 2023.

The Board has fixed November 20, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and vote at, the Special Meeting. As of the Record Date, [•] shares of common stock of the Company (“Shares”), par value $0.01 per share, were issued and outstanding. Stockholders of the Company are entitled to one vote for each Share held.

The mailing address of our principal executive offices is 300 Crescent Court, Suite 700, Dallas, Texas 75201.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, JANUARY 26, 2024.

THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT ARE AVAILABLE AT:

https://vote.proxyonline.com/nexpoint/docs/nref.pdf

HOW TO VOTE

The New York Stock Exchange (“NYSE”) rules do not allow a broker, bank or other nominee who holds Shares on your behalf to vote on the Long Term Incentive Plan Proposal (described below) without your instructions.

You can vote in advance in one of three ways:

by internet	The web address and instructions for voting BY INTERNET can be found on the enclosed proxy card. You will be required to provide your control number located on the proxy card.
by phone	The toll-free number for voting BY TELEPHONE can be found on the enclosed proxy card. You will be required to provide your control number located on the proxy card.
by mail	Sign, date and promptly return your proxy card if you are a stockholder of record to authorize a proxy BY MAIL.

PROPOSAL 1: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE NEXPOINT REAL ESTATE FINANCE, INC. 2020 LONG TERM INCENTIVE PLAN

Executive Summary and Selected Plan Information

Introduction

We are asking our stockholders to approve an amendment and restatement of the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan (the “Existing LTIP”, and as amended and restated, the “Amended LTIP”).

On November 6, 2023, the Compensation Committee of the Board (the “Compensation Committee”) recommended that the Board approve the Amended LTIP, and the Board unanimously approved and determined that the Amended LTIP was advisable and in the best interests of the Company and the Company’s stockholders. The Board subsequently directed that a proposal (the “Long Term Incentive Plan Proposal” or the “Proposal”) to approve the amendment and restatement of the Existing LTIP be submitted for consideration by our stockholders at a Special Meeting.

The Amended LTIP is based on the Existing LTIP with updates to, among other things, increase the total number of our authorized Shares available for grant, clarify dividends and dividend equivalents payable in connection with the Shares underlying an award under the Amended LTIP are only payable at the time the award vests (or if latter, is settled) and extend the termination date of the Amended LTIP to the tenth anniversary of the effective date of the Amended LTIP, which will be the date the Amended LTIP is approved by our stockholders.

Our Board believes that the effective use of equity and equity-linked long-term incentive compensation awards is vital to our ability to attract, retain, reward, and motivate our key employees and directors. Stockholder approval of the Amended LTIP will allow us to continue to provide these incentives. If we do not obtain approval of the Amended LTIP, then once we exhaust the share reserve under the Existing LTIP, we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key management and directors.

Proposed Share Reserve

The number of Shares that will be authorized for issuance pursuant to the Amended LTIP will not exceed 3,627,734 (the “Share Reserve”), which includes the 1,319,734 Shares previously approved under the Existing LTIP.

Expected Duration and Impact on Dilution (as measured through burn rate and overhang)

The Company recognizes the impact of dilution on our stockholders and has evaluated the request for Shares under the Amended LTIP very carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities. Equity is an important component of a compensation program that aligns with our strategy of achieving long-term, sustainable growth.

Based on current expectations for possible future awards, the Company is recommending that an additional 2,308,000 Shares be made available for issuance under the Amended LTIP. Based on the closing price on the NYSE for the Shares on November 3, 2023 of $16.02 per share, the aggregate market value as of November 3, 2023 of the new Shares requested under the Amended LTIP was $36,974,160. The Company anticipates these Shares will be sufficient to cover equity awards for the next several years. Despite this estimate, the duration of the Share Reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs and equity award type mix.

Common measures for the use of stock incentive plans include the burn rate and the overhang rate. The burn rate measures the annual dilution from equity awards granted during a particular year. We have previously issued awards under the Existing LTIP. The three-year average burn rate from fiscal year 2020 to 2022 is 3.7%. The following table provides information regarding our annual burn rate over the past three completed fiscal years. The amounts shown in the table reflect awards granted and Shares outstanding.

Year	Total Shares Granted (#)	Weighted Avg. Shares Outstanding (#)	Burn Rate (%)
2020	290,851	5,206,101	5.6%
2021	234,586	6,601,046	3.6%
2022	276,940	14,686,467	1.9%

The overhang rate is a measure of potential dilution to holders of Shares. As of November 20, 2023, there were 17,231,913 of our Shares outstanding, 815,737 Shares subject to outstanding equity awards, 77,302 Shares remaining under the Existing LTIP and 5,038,382 common limited partnership units of the Operating Partnership (defined below) (the “OP Units”) that were redeemable, subject to certain requirements, for cash or, at the election of the Company, Shares on a one-for-one basis. If the Company’s overhang rate is calculated including the potential impact of the redemption of the OP Units, then (a) if we exclude the impact of the new share request, the Company’s overhang rate as of November 20, 2023 is 34.4% on a fully diluted basis, and (b) if the Company includes the new share request of 2,308,000 Shares, the Company’s overhang rate with respect to Shares will be approximately 47.4% on a fully diluted basis. If the Company’s overhang rate is calculated excluding the potential impact of the redemption of the OP Units, then (a) if we exclude the impact of the new share request, the Company’s overhang rate as of November 20, 2023 is 4.73% on a fully diluted basis, and (b) if the Company includes the new share request of 2,308,000 Shares, the Company’s overhang rate with respect to Shares will be approximately 18.13% on a fully diluted basis. The Company believes this is a reasonable level of dilution and provides the Company with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key employees to better align their interests with the interests of stockholders.

Governance Highlights and Best Practices of the Amended LTIP

The Amended LTIP incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:

● Minimum one-year vesting period, subject to certain exceptions described in the Amended LTIP.

● Annual limit of $350,000 equity compensation that may be paid or awarded to a non-employee director (as such term is used under the Amended LTIP) with respect to his or her service as a director during any fiscal year.

● Prohibition on discounted option rights and stock appreciation rights (“SARs”).

● No repricing of option rights or SARs and no cash buyout of underwater option rights and SARs without stockholder approval.

● No dividends or dividend equivalents paid out currently on unvested awards.

●  No dividends or dividend equivalents on option rights or SARs.

● No evergreen features.

● “Double-trigger” vesting for change in control benefits.

● No tax “gross-ups” for excise taxes payable in connection with a change in control.

● Clawback provisions.

Plan Term

The Amended LTIP will expire on the tenth anniversary of the date the Amended LTIP was approved by the Company’s stockholders, unless earlier terminated by the Compensation Committee. Awards granted under the Amended LTIP prior to such expiration date shall continue to be controlled by its terms.

Board Recommendation

The Board is recommending that the Company’s stockholders vote in favor of the Amended LTIP. The Amended LTIP affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by attracting, retaining and motivating (i) officers and certain key employees of the Company and any of its affiliates or subsidiaries, including NexPoint Real Estate Advisors VII, L.P. (our “Manager”) and NexPoint Real Estate Finance Operating Partnership, L.P. (our “Operating Partnership”) (together, the “Company Group”), (ii) certain persons who provide services to the Company Group, and (iii) the non-employee directors of the Company.

If the Amended LTIP is approved by stockholders, it will be effective as of the day of the Special Meeting. If the Amended LTIP is not approved by our stockholders, no awards will be made under the Amended LTIP and the Existing LTIP will remain in effect in its current form until its expiration date.

In evaluating this Proposal, stockholders should consider all of the information in this Proposal.

The Board has unanimously recommended that stockholders vote “FOR” the approval of the amendment and restatement of the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan.

Summary of Material Terms of the Amended LTIP

The following description of the Amended LTIP and the above executive summary are only a summary of the Amended LTIP’s principal terms and provisions and are qualified in their entirety by reference to the full copy of the Amended LTIP, attached as Appendix A to this proxy statement.

Purpose

The Amended LTIP is designed to provide competitive incentives intended to attract, retain, incentivize and reward eligible participants.

Eligibility for Participation

Certain individuals selected by the Compensation Committee who are an officer or other key employee of the Company Group (or have agreed to serve in such capacity within 90 days of the grant date), a person providing services to the Company Group (provided he or she satisfy the applicable definitions under the general instructions to Form S-8) or a non-employee director of the Company at the time of an award’s grant are eligible to participate in the Amended LTIP. As of November 20, 2023, there were approximately [•] employees of our Company Group and [•] non-employee directors of the Company expected to participate in the Amended LTIP. As of November 20, 2023, there were approximately [•] consultants expected to participate in the Amended LTIP.

Plan Administration

The Amended LTIP will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended LTIP. As plan administrator, the Compensation Committee has broad authority to determine the terms of the awards granted under the Amended LTIP (subject to the terms thereof) and to make all other determinations it deems necessary or advisable to administer the Amended LTIP properly. The interpretation and construction by the Compensation Committee of any provision of the Amended LTIP or of any award agreement or related document, and any determination by the Compensation Committee pursuant to any provision of the Amended LTIP or of any such agreement, notification or document, will be final and conclusive.

The Compensation Committee may also delegate all or any part of its authority under the Amended LTIP: (i) to a subcommittee of the Compensation Committee; (ii) if permitted by applicable law and with respect to the committee’s administrative duties and powers, to one or more committee members, officers, agents or advisors of the Company as it deems advisable; and (iii) by resolution to one or more officers of the Company with respect to selecting eligible employee participants (provided they are not subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) reporting requirements) and determining award size, subject to certain additional limitations in the Amended LTIP.

Shares Available for Awards

Subject to adjustment as provided in the Amended LTIP, the number of Shares available under the Amended LTIP shall not exceed 3,627,734 Shares, which includes the 1,319,734 shares previously approved under the Existing LTIP.

Share Recycling Provisions

If any award granted under the Existing LTIP or the Amended LTIP is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Shares subject to such award will again be available for issuance under the Amended LTIP. However, none of the following Shares will be added back to the Shares authorized for grant under the Amended LTIP: (a) Shares withheld by the Company, tendered or otherwise used in payment of the exercise price of an option right; (b) Shares withheld by the Company or tendered or otherwise used to satisfy tax withholding obligations; (c) Shares subject to a SAR that are not actually issued in connection with its settlement of Shares on exercise thereof; and (d) Shares that are reacquired by the Company on the open market or otherwise using option rights proceeds.

Allowances for Conversion Awards and Assumed Plans

Shares issued or transferred under awards granted under the Amended LTIP in substitution for or conversion of, or in connection with an assumption of, stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended LTIP limits described above (“Substitute Awards”). Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended LTIP, under the circumstances further described in the Amended LTIP, but will not count against the aggregate share limit or other Amended LTIP limits described above (“Assumed Plan Awards”).

Minimum Vesting Requirement

Notwithstanding anything else contained in this Proposal to the contrary, except in the case of Substitute Awards, Assumed Plan Awards and cash incentive awards, awards that are granted under the Amended LTIP will be subject to a minimum vesting period of one year from the date of grant (“Minimum Vesting Requirement”). Notwithstanding the foregoing, the award may provide for acceleration of vesting in the event of a participant’s retirement, death or disability or in the event of a double-trigger change in control of the Company (as described below). The Compensation Committee may grant awards covering up to 5% of the maximum number of Shares reserved for issuance under the Amended LTIP (subject to adjustment as provided in the Amended LTIP) for issuances under the Amended LTIP, without regard to the Minimum Vesting Requirement.

Types of Awards Under the Amended LTIP

Pursuant to the Amended LTIP, the Company may grant option rights (including “incentive stock options” (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), SARs, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, cash incentive awards, profits interest units and certain other awards based on or related to our Shares.

Each grant of an award under the Amended LTIP will be evidenced by an award agreement or agreements which will contain such terms and provisions as the Compensation Committee may determine, consistent with the Amended LTIP. Each award may be subject to time-based, service-based or performance-based vesting. Any award under the Amended LTIP may provide for acceleration of vesting in the event of a participant’s retirement, death or disability or in the event of a double-trigger change in control of the Company (as described below). A brief description of the types of awards which may be granted under the Amended LTIP is set forth below.

Option Rights

An option right is a right to purchase shares of the Company upon the exercise of the option right. Option rights granted under the Amended LTIP may consist of ISOs, non-qualified options that are not intended to qualify as ISOs or a combination of both. ISOs may only be granted to participants who meet the definition of employee under Section 3401(c) of the Code. Except with respect to Substitute Awards and Assumed Plan Awards, option rights must have an exercise price per share that is not less than the fair market value of a share on the date of grant, and with respect to ISOs granted to holders of at least 10% of the Company’s Shares, such grants must have an exercise price per share that is not less than 110% of the fair market value of a share on the date of grant. The term of an option right may not extend more than ten years after the date of the grant; provided, that in the case of ISOs granted to holders of more than 10% of the Company’s shares, no such option right shall be exercisable more than five years from the date of the grant.

Each grant of an option right will specify the applicable terms of the option right, including the number of Shares subject to the option right and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (a) cash or check acceptable to the Company, or wire transfer of immediately available funds; (b) the actual or constructive transfer to the Company of Shares owned by the participant (or certain other consideration permitted under the Amended LTIP) with a value at the time of exercise that is equal to the total exercise price; (c) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which the Company will withhold Shares otherwise issuable upon exercise of an option right; (d) by a combination of the foregoing methods; and (e) such other methods as may be approved by the Compensation Committee. To the extent permitted by law, any option right may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Option rights granted under the Amended LTIP may not provide for dividends or dividend equivalents.

SARs

The Amended LTIP provides for the grant of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price and the value of our Shares on the date of exercise.

Each grant of a SAR will be evidenced by an award agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise), as specified by the Compensation Committee. A SAR may be paid in cash, Shares or any combination thereof. Except with respect to Substitute Awards and Assumed Plan Awards, the base price of a SAR may not be less than the fair market value of a Share on the date of grant. The term of a SAR may not extend more than ten years from the date of grant. SARs granted under the Amended LTIP may not provide for dividends or dividend equivalents.

Restricted Stock

Restricted stock constitutes an immediate transfer of the ownership of Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to certain vesting conditions and forfeiture conditions (whether based on service, performance or otherwise) determined by the Compensation Committee and set forth in an award agreement specifying the terms and conditions of the award. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Share on the date of grant.

Any grant of restricted stock shall require that any or all dividends or distributions paid on the restricted stock during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the participant earning the restricted stock with respect to which such dividends are paid.

Restricted Stock Units

RSUs awarded under the Amended LTIP constitute an agreement by the Company to deliver Shares, cash, or a combination thereof, to the participant in the future. Each grant of an RSU award will be evidenced by an award agreement, which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise) as determined by the Compensation Committee. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Share on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Shares underlying the RSUs and no right to vote them or receive dividends thereon. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the RSUs with respect to which such dividend equivalents are paid.

Performance Shares, Performance Units and Cash Incentive Awards

Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended LTIP. A performance share is a bookkeeping entry that records the equivalent of one Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the applicable terms of the award, including the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the time and manner of payment of performance shares, performance units or cash incentive awards that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, Shares, restricted stock, RSUs or any combination thereof. Performance shares, performance units and cash incentive awards are not entitled to receive dividends. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional Shares, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Profits Interest Units

A profits interest unit is a unit of the Operating Partnership which is intended to constitute a “profits interest” within the meaning of Internal Revenue Service (“IRS”) Revenue Procedures 93-27 and 2001-43. Profits interest units are a form of appreciation award that is valued by reference to the value of a limited partnership interest in the Operating Partnership. Each grant of profits interest units shall be evidenced by an award agreement setting forth the award’s applicable terms and conditions, including the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

A profits interest unit may only be issued to a participant for the performance of services to, or for the benefit of, the Operating Partnership in the participant’s capacity as a partner of the Operating Partnership, in anticipation of becoming a partner of the Operating Partnership, or otherwise as determined by the Compensation Committee; provided, that, the profits interest units are intended to constitute “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43. Profits interest units granted under the Amended LTIP may not provide for dividends or dividend equivalents of the Company, but may be eligible to receive distributions from the Operating Partnership in accordance with the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”).

Other Awards

The Compensation Committee may grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, awards valued by reference to the book value of Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company, awards that are membership interests in a subsidiary or operating partnership, and interests in the Operating Partnership. The terms and conditions of any such awards will be determined by the Compensation Committee. Shares delivered under an award in the nature of a purchase right granted under the Amended LTIP will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Compensation Committee determines.

Additionally, the Compensation Committee may grant cash awards as an element of any other award, Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended LTIP or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Awards in the category of “other awards” under the Amended LTIP shall not be entitled to dividends. Rights to dividend equivalents may be extended to and made part of such other awards at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the award with respect to which such dividend equivalents are paid.

Adjustments; Corporate Transactions

If there is any change in the Company’s capitalization (including resulting from a stock split) or a corporate transaction (including a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities), the Compensation Committee will adjust the number and kind of Shares or other securities permitted to be delivered under the Amended LTIP, adjust the terms of outstanding awards, including the number and kind of Shares or other securities subject to outstanding awards, in each case as and to the extent the Compensation Committee determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the Amended LTIP such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

“Double-Trigger” Accelerated Vesting upon Change in Control

The Amended LTIP includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change in control of the Company. Under the Amended LTIP, the vesting of awards will accelerate in connection with a change in control only where either (a) within a specified period the participant’s service is involuntarily terminated by the Company for reasons other than for cause or the participant terminates his or her employment or service for good reason or (b) the award is not assumed or converted into a replacement award in a manner described in the award agreement.

The Amended LTIP includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, a change in control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the Amended LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Amended LTIP (subject to certain exceptions described in the Amended LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the Amended LTIP; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Manager is terminated.

Management Objectives

The Amended LTIP permits the Company to grant awards subject to the achievement of certain specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended LTIP for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Compensation Committee, option rights, SARs, restricted stock, RSUs, dividend equivalents or other awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

Forfeiture and Recoupment

Any award agreement may provide for the cancellation or forfeiture, or the forfeiture and repayment to the Company of any proceeds, gains or other economic benefit that the participant actually or constructively receives related to a Share-based or cash-based award under the Amended LTIP (including any related dividends, dividend equivalents or amounts received on the resale of Shares related to the award), or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time. In addition, notwithstanding anything in the Amended LTIP to the contrary, the Amended LTIP and all awards issued thereunder (including any dividends, dividend equivalents, proceeds, gains or other economic benefit Participant actually or constructively receives related to the award or amounts received on the resale of Shares related to the award) shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which our Shares may be traded, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Effective Date and Term of the Amended LTIP

The Amended LTIP will become effective on the date it is approved by the Company’s stockholders and will terminate as to future awards on the tenth anniversary thereof, unless earlier terminated by the Compensation Committee.

Amendment and Termination of the Amended LTIP

The Board may amend the Amended LTIP at any time, but no amendment, alteration or termination of the Amended LTIP may materially and adversely impair the rights of any participant with respect to outstanding awards without the participant’s consent or permit the Board to amend awards in violation of the Amended LTIP’s prohibition on repricing underwater option rights and SARs. In addition, the Board would need stockholder approval of an amendment if it (a) would materially increase the benefits accruing to participants under the Amended LTIP, (b) would materially increase the number of securities which may be issued under the Amended LTIP, (c) would materially modify the requirements for participation in the Amended LTIP, or (d) must otherwise be approved by the Company’s stockholders in order to comply with applicable law or the rules of the stock exchange(s) on which the Shares are traded. Stockholder approval will be obtained to increase the Share Reserve (subject to adjustment as described above), and for any amendment that would require such approval to comply with any rules of the stock exchange(s) on which the Shares are traded or other applicable law. The Board may, in its discretion, terminate the Amended LTIP at any time. Termination of the Amended LTIP will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Material U.S. Federal Income Tax Consequences

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Amended LTIP is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Amended LTIP, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Amended LTIP or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Amended LTIP.

Tax Consequences to Participants

Nonqualified Option Rights: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. If the Shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an ISO (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the ISO is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended LTIP), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the Shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an ISO either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the Shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs:  A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any Shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any Shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock: A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units: A participant subject to United States federal income tax who is granted an RSU will not recognize ordinary income for United States federal income tax purposes upon the receipt of the RSU, but rather will recognize ordinary income in an amount equal to the fair market value of the Shares at the time of settlement, and the Company will have a corresponding deduction at that time.

Performance Shares, Performance Units, Other Share-Based and Cash-Based Awards: In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Profits Interest Units: A participant subject to United States federal income tax who is granted a profits interest unit generally is not expected to recognize taxable income at the time of grant or the vesting of those units, provided that (a) the award qualify as “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43; (b) the participant does not dispose of the units within two years of issuance; and (c) certain other requirements are met. Participants generally would make the election provided for under Section 83(b) of the Code, recognizing zero income at the time of grant, in which case the profits interest units could be disposed of within two years of issuance. As a holder of profits interest units, however, a participant will be required to report on his or her income tax return his or her allocable share of the Operating Partnership’s income, gains, losses, deductions and credits in accordance with the Partnership Agreement, regardless of whether the Operating Partnership actually makes a distribution of cash to the grantee. Distributions of money by the Operating Partnership to the participant, will generally be taxable to the grantee to the extent that such distributions exceed the participant’s tax basis in the Operating Partnership. Any such gain generally will be capital gain, but a portion may be treated as ordinary income, depending on the assets of the Operating Partnership at that time. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the units.

Tax Withholding: The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of grants under the plans.

Certain Tax Code Limitations on Deductibility: Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. In addition, our ability to obtain a deduction for future payments could be limited by Section 280G of the Code, which provides that certain payments made in connection with a change in control are not deductible by the Company (and may be subject to additional taxes for the grantee).

Section 409A: Some awards under the plans may be considered to be deferred compensation subject to Section 409A of the Code. Failure to satisfy the applicable requirements under this provision for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties.

New Plan Benefits

The aggregate number of shares and aggregate total dollar value of potential future awards under the Amended LTIP that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-employee directors as a group is subject to the discretion of the Compensation Committee and is not yet determinable. Grants under the Existing LTIP in 2022 to our named executive officers and non-employee directors are described in the “Compensation of Executive Officers and Directors” section below.

Registration with the SEC

If the Amended LTIP is approved by our stockholders and becomes effective, we intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the Amended LTIP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended LTIP by our stockholders.

Equity Compensation Plans Information

The following table provides certain information as of the end of fiscal year 2022, which is our most recently completed fiscal year, with respect to compensation plans (including any individual compensation arrangements, of which there were none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
Existing LTIP	577,360 shares of the Company’s common stock (1)	-	521,447 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	-	-	-
Total	577,360 shares of the Company’s common stock	-	521,447 shares of the Company’s common stock

(1)	Represents RSUs issued under our Existing LTIP.

Required Vote

Under the Company’s bylaws, the Long Term Incentive Plan Proposal requires the affirmative vote of a majority of votes cast.

For more information, see “Voting Information—Quorum, Abstentions and Broker Non-Votes.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE LONG TERM INCENTIVE PLAN PROPOSAL.

VOTING INFORMATION

Required Vote

Long Term Incentive Plan Proposal

Under the Company’s bylaws, the Long Term Incentive Plan Proposal requires the affirmative vote of a majority of votes cast.

For more information, see “—Quorum, Abstentions and Broker Non-Votes.”

Voting Methods

You may send in your proxy by one of the following methods:

1. If you received your proxy card(s) by mail, complete, sign and return the enclosed proxy card promptly in the postage paid envelope.

2. Call the toll-free number listed on the front of the enclosed proxy card. Have your control number (located on the enclosed proxy card) available for reference. The automatic system will prompt you on how to vote.

3. Log on to the website listed on the front of the enclosed proxy card. Have your control number (located on the enclosed proxy card) available for reference. The system will prompt you with instructions on how to vote.

In addition, stockholders of record may vote in person (virtually) at the Special Meeting. If your shares are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by your bank, broker or nominee regarding how to vote. In addition, because a beneficial owner is not the stockholder of record, you may not vote shares held by a bank, broker or nominee in street name at the Special Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Quorum, Abstentions and Broker Non-Votes

A quorum of stockholders is required to take action at the Special Meeting. The presence in person (virtually) or by proxy of the holders of a majority of the Shares shall constitute a quorum for the Special Meeting. Our Shares represented by valid proxies or in person (virtually) will count for the purpose of determining the presence of a quorum for the Special Meeting. Votes cast by proxy or in person (virtually) at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting. Abstentions will be counted as Shares present for purposes of determining whether a quorum is present at the Special Meeting. However, abstentions are not considered votes cast and will have no effect on the Proposal. Broker non-votes will not be deemed present for purposes of determining whether a quorum is present and will have no effect on the Proposal.

Revocation of Proxy

Any proxies may be revoked at any time before they are exercised at the Special Meeting by timely filing with us a written notice of revocation, by timely delivering to us a duly executed proxy bearing a later date, by voting over the Internet or by telephone at a later time in the manner provided on the proxy card or by attending the Special Meeting and voting at the meeting. Votes provided over the Internet, by telephone or by mail must be received by 5:00 p.m. Eastern Time on January 25, 2024. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to revoke your shares at the Special Meeting. Being present in person (virtually) at the Special Meeting alone does not revoke a previously executed and returned proxy.

Unless revoked as described above, all properly executed proxies will be voted at the Special Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the Shares represented by your proxy will be voted FOR the approval of the Amended LTIP.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Overview of Executive Compensation Program

We are externally managed by our Manager through the management agreement, dated February 6, 2020 and amended as of July 17, 2020 and November 3, 2021 (the “Management Agreement”), by and between the Company and the Manager. Our Manager conducts substantially all of our operations and provides asset management services for our real estate investments. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our named executive officers, who are employees of our Manager, have not received, nor do we expect they will in the future receive, any cash compensation from us for their services as our named executive officers. Similarly, we do not provide our named executive officers with pension benefits, perquisites or other personal benefits. Instead, we pay our Manager the fees described below. Our Compensation Committee does not make determinations with respect to compensation paid by our Manager or its affiliates.

As consideration for the Manager’s services, we pay our Manager an annual management fee (the “Annual Fee”) of 1.5% of Equity (as defined below), paid monthly, in cash or shares of our common stock at the election of our Manager. Under the Management Agreement, as amended, “Equity” means (a) the sum of (1) total stockholders’ equity immediately prior to the closing of our initial public offering (the “IPO”), plus (2) the net proceeds received by us from all issuances of our equity securities in and after the IPO, plus (3) our cumulative Earnings Available for Distribution (“EAD”) from and after the IPO to the end of the most recently completed calendar quarter, (b) less (1) any distributions to holders of our common stock from and after the IPO to the end of the most recently completed calendar quarter and (2) all amounts that we have paid to repurchase for cash the shares of our equity securities from and after the IPO to the end of the most recently completed calendar quarter. In our calculation of Equity, we will adjust our calculation of EAD to remove the compensation expense relating to awards granted under one or more of our long-term incentive plans that is added back in our calculation of EAD. Additionally, for the avoidance of doubt, Equity does not include the assets contributed to us in our formation transaction completed prior to the closing of the IPO. “EAD” means the net income (loss) attributable to our common stockholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), including realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. Net income (loss) attributable to common stockholders may also be adjusted for the effects of certain GAAP adjustments and transactions that may not be indicative of our current operations, in each case after discussions between the Manager and the independent directors of our Board and approved by a majority of the independent directors of our Board. As discussed above, compensation expense, including any incentive compensation that may be payable to our executive officers and certain other employees of our Manager or its affiliates pursuant to a long-term incentive plan adopted by us and approved by our stockholders, is not considered when determining EAD, in that we add back compensation expense to net income in the calculation of EAD. However, compensation expense is considered when determining Equity, in that we will adjust our calculation of EAD to remove the compensation expense that is added back in our calculation of EAD. For the year ended December 31, 2022, we paid approximately $3.2 million in fees to our Manager.

In addition, we are required to pay directly or reimburse our Manager for all of the documented “operating expenses” (all out-of-pocket expenses of our Manager in performing services for us, including but not limited to the expenses incurred by our Manager in connection with any provision by our Manager of legal, accounting, financial and due diligence services performed by our Manager that outside professionals or outside consultants would otherwise perform, compensation expenses under any long-term incentive plan adopted by us and approved by our stockholders and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager required for our operations) and “Offering Expenses” (any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses) paid or incurred by our Manager or its affiliates in connection with the services it provides to us pursuant to the Management Agreement. However, our Manager is responsible, and we will not reimburse our Manager or its affiliates, for the salaries or benefits to be paid to personnel of our Manager or its affiliates who serve as our officers, except that 50% of the salary of our VP of Finance is allocated to us and we may grant equity awards to our officers under a long-term incentive plan adopted by us and approved by our stockholders. Direct payment of operating expenses by us, which includes compensation expense relating to equity awards granted under our long-term incentive plan, together with reimbursement of operating expenses to our Manager, plus the Annual Fee, may not exceed 2.5% of equity book value for any calendar year or portion thereof, provided, however, that this limitation will not apply to Offering Expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the ordinary course of our business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments. To the extent total corporate general and administrative (“G&A”) expenses would otherwise exceed 2.5% of equity book value, our Manager will waive all or a portion of the Annual Fee to keep our total corporate G&A expenses at or below 2.5% of equity book value. For the year ended December 31, 2022, the Company did not reimburse the Manager for any expenses.

For more information about the Management Agreement, please refer to the Company’s Schedule 14A, filed with the SEC on April 11, 2023, under the heading “Certain Relationships and Related Party Transactions.”

We have historically provided and anticipate providing equity incentive awards to our officers in the future, subject to the discretion of the Compensation Committee.

Executive Compensation in 2022

As described above, our named executive officers are employed by our Manager. We do not have agreements with any of our executive officers regarding their cash compensation, nor do we or our Compensation Committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers by our Manager or its affiliates. Our Compensation Committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from our President. During 2022, we did not provide any of our named executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the management fee that we pay to our Manager under “-Overview of Executive Compensation Program” above.

Summary Executive Compensation Table

The following table sets forth the compensation paid to or accrued by our named executive officers during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	STOCK AWARDS (1)	TOTAL
James Dondero	2022	$1,405,471	$1,405,471
President	2021	$1,228,500	$1,228,500
Matt McGraner	2022	$1,405,471	$1,405,471
Chief Investment Officer and Executive VP	2021	$1,228,500	$1,228,500
Matthew Goetz	2022	$888,247	$888,247
Senior VP-Investments and Asset Management	2021	$697,500	$697,500

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSUs, calculated in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for information regarding the assumptions made in determining these values.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(1)
James Dondero	151,868	(2)	$2,413,183
Matt McGraner	164,440	(3)	$2,612,952
Matthew Goetz	94,578	(4)	$1,502,844

(1)	Market value is based on the closing price of our common stock as of December 30, 2022 ($15.89), the last trading day of the year.

(2)

Consists of RSUs granted on June 24, 2020, February 22, 2021 and February 21, 2022. With respect to the RSUs granted on June 24, 2020, as of December 31, 2022, there were 35,115 RSUs not vested, which vested one-half on May 8, 2023 and will vest one-half on May 8, 2024. With respect to the RSUs granted on February 22, 2021, as of December 31, 2022, there were 47,518 RSUs not vested, which vested one-third on February 22, 2023, and will vest one-third on February 22, 2024 and one-third on February 22, 2025. With respect to the RSUs granted on February 21, 2022, as of December 31, 2022, there were 69,235 RSUs not vested, which vested one-fourth on February 21, 2023 and will vest one-fourth on February 21, 2024, one-fourth on February 21, 2025 and one-fourth on February 21, 2026.

(3)

Consists of RSUs granted on June 24, 2020, February 22, 2021 and February 21, 2022. With respect to the RSUs granted on June 24, 2020, as of December 31, 2022, there were 47,687 RSUs not vested, which vested one-half on May 8, 2023 and will vest one-half on May 8, 2024. With respect to the RSUs granted on February 22, 2021, as of December 31, 2022, there were 47,518 RSUs not vested, which vested one-third on February 22, 2023, and will vest one-third on February 22, 2024 and one-third on February 22, 2025. With respect to the RSUs granted on February 21, 2022, as of December 31, 2022, there were 69,235 RSUs not vested, which vested one-fourth on February 21, 2023 and will vest one-fourth on February 21, 2024, one-fourth on February 21, 2025 and one-fourth on February 21, 2026.

(4)

Consists of RSUs granted on June 24, 2020, February 22, 2021 and February 21, 2022. With respect to the RSUs granted on June 24, 2020, as of December 31, 2022, there were 23,843 RSUs not vested, which vested one-half on May 8, 2023 and will vest one-half on May 8, 2024. With respect to the RSUs granted on February 22, 2021, as of December 31, 2022, there were 26,979 RSUs not vested, which vested one-third on February 22, 2023, and will vest one-third on February 22, 2024 and one-third on February 22, 2025. With respect to the RSUs granted on February 21, 2022, as of December 31, 2022, there were 43,756 RSUs not vested, which vested one-fourth on February 21, 2023 and will vest one-fourth on February 21, 2024, one-fourth on February 21, 2025 and one-fourth on February 21, 2026.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Manager is terminated involuntarily by the Manager for reasons other than for cause, by the officer for good reason, or otherwise due to such officer’s death, disability or retirement, all outstanding RSUs granted that have not previously vested or been forfeited, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. See “—Outstanding Equity Awards at Fiscal Year-End” above for the market value of outstanding equity awards as of December 31, 2022 that would have vested if any of the events described above occurred on December 31, 2022.

In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, the Existing LTIP provides that a change of control will be deemed to have occurred if following the effective date of the Existing LTIP: (a) individuals who constitute the Board on the effective date of the Existing LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Existing LTIP (subject to certain exceptions described in the Existing LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in its ownership or leadership, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the Existing LTIP; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Manager is terminated.

Summary of Director Compensation

The Board presently consists of seven members, five of whom are non-management directors. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

• each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of RSUs;

• the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;

• the chair of our Compensation Committee receives an additional annual fee payable in cash equal to $7,500;

• the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

• the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2022.

NAME	FEES EARNED OR PAID IN CASH (1)	STOCK AWARDS (2)	TOTAL
Edward Constantino	$35,000	$63,255	$98,255
Scott Kavanaugh	$37,500	$63,255	$100,755
Dr. Arthur Laffer	$27,500	$63,255	$90,755
Dr. Carol Swain	$8,242	$0	$8,242
Catherine Wood	$20,000	$63,255	$83,255

(1)	Fees earned or paid in cash to Dr. Swain have been prorated for her actual length of service during the year ended December 31, 2022.
(2)

These RSUs were granted on February 21, 2022 and vested on February 21, 2023, the first anniversary of the grant date. The grant date fair value of the award was equal to the closing price of the Company’s stock on the date of grant as calculated in accordance with ASC Topic 718. Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for information regarding the assumptions made in determining these values. As of December 31, 2022, our non-management directors other than Dr. Swain each held 3,116 RSUs.

Mr. Mitts, who serves as a director and our Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer, is an executive officer who does not receive any additional compensation for services provided as a director. Due to the fact that Mr. Mitts is not a named executive officer, his employee compensation is omitted from the table above and the Summary Executive Compensation Table herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our common stock and 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) as of September 30, 2023 for:

•	each person known to us to be the beneficial owner of more than 5% of our shares of common stock or Series A Preferred Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed in the table is the address of our Manager’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Shares or Series A Preferred Stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 17,231,913 shares of our common stock and 2,000,000 shares of our Series A Preferred Stock outstanding on September 30, 2023. Shares of common stock that a person has the right to acquire within 60 days of September 30, 2023 are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

	COMMON STOCK		SERIES A PREFERRED STOCK
NAME	BENEFICIALLY OWNED	PERCENT OF CLASS	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
James Dondero (1)	8,860,087.54	51.4%	49,321	2.5%
Named Executive Officers and Directors
James Dondero (1)	8,860,087.54	51.4%	49,321	2.5%
Matt McGraner (2)	142,695	*	-	-
Matthew Goetz (3)	89,164	*	-	-
Scott Kavanaugh	10,987	*	-	-
Edward Constantino	26,737	*	-	-
Dr. Arthur Laffer	50,687	*	-	-
Dr. Carol Swain	0	-	-	-
Catherine Wood	15,906	*	-	-
Brian Mitts (4)	51,707	*	-	-
All Directors and Executive Officers as a group (10 persons) (5)	9,246,170.54	53.7%	49,321	2.5%

*	Indicates ownership of less than 1%.

(1)

James D. Dondero, NexPoint Advisors, L.P. (“NexPoint”), NexPoint Diversified Real Estate Trust (“NXDT”), NexPoint Real Estate Opportunities, LLC (“NREO”), NexPoint Asset Management, L.P. (“NexPoint Asset Management”), Highland Income and Opportunities Fund (“HFRO”) and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to the shares of our common stock as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	101,661	8,758,426.54	101,661	8,758,426.54
NexPoint Advisors, L.P.	0	2,863,486.13	0	2,863,486.13
NexPoint Diversified Real Estate Trust	0	2,100,000	0	2,100,000
NexPoint Real Estate Opportunities, LLC	0	2,100,000	0	2,100,000
NexPoint Asset Management, L.P.	0	5,694,671.40	0	5,694,671.40
Highland Opportunities and Income Fund	0	4,372,286.06	0	4,372,286.06
Nancy Marie Dondero	169,262.01	0	184,542.08	0

The shares of common stock held by Mr. Dondero are held indirectly through NexPoint and NexPoint Asset Management, a proprietary account and a trust. The shares held by NexPoint are held indirectly through directly or indirectly managed or advised entities, including NXDT and NREO. Mr. Dondero is the sole member of the general partner of NexPoint and may be deemed to be an indirect beneficial owner of shares held by NexPoint. The shares held by NexPoint Asset Management are held indirectly through advised accounts, including HFRO. Mr. Dondero is also the sole stockholder and director of the general partner of NexPoint Asset Management and may be deemed to be an indirect beneficial owner of shares held by NexPoint Asset Management. The shares held by the trust includes shares with respect to which Mr. Dondero has the right to acquire beneficial ownership and he does not serve as trustee of such trust. Such shares also include shares held by a company which is an indirect wholly owned subsidiary of such trust, and a limited liability company in which such trust owns a majority interest. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by the trust described above for which she is the trustee. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. 2,100,000 shares of our common stock are pledged by NREO.

With respect to the shares of Series A Preferred Stock described above, 29,810 shares are held by the trust described above and 19,511 shares are held by Drugcrafters, L.P., for which Mr. Dondero is the sole managing member of its general partner. Mr. Dondero has shared voting and dispositive power with respect to the shares of Series A Preferred Stock described above. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(2)

Mr. McGraner has sole voting and dispositive power with respect to 140,895 shares of our common stock and shared voting and dispositive power with respect to 1,800 shares of our common stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)	Mr. Goetz has sole voting and dispositive power with respect to 89,164 shares of our common stock.

(4)

Mr. Mitts has sole voting and dispositive power with respect to 51,647 shares of our common stock, 8,949 of which are by a 401(k) plan. Mr. Mitts has shared voting and dispositive power with respect to 60 shares of our common stock, which he may be deemed to own through his child.

(5)

In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 1,800 shares which may be deemed to be beneficially owned by Mr. Dondero and Mr. McGraner, in each case have not been counted more than once.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be primarily by mail and telephone. The costs of soliciting proxies will be borne by the Company. The Manager and its personnel, and personnel of the Manager’s affiliates, as well as our directors and officers, may assist in the solicitation of proxies by telephone, facsimile or email and will receive no additional compensation in connection therewith. We have retained EQ to provide stockholder meeting services, including the distribution of this proxy statement and related materials to stockholders as well as assisting the Company in soliciting proxies for the Special Meeting at an approximate cost of $6,500. These costs will be paid by the Company.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Pursuant to the bylaws, because the Special Meeting is a special meeting of our stockholders, only the business stated in the notice of meeting attached to this proxy statement shall be conducted at the Special Meeting. At this time, the Board knows of no other matter which will be brought before the Special Meeting.

In order to be included in the Company’s proxy materials for the 2024 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by December 17, 2023 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 17, 2023 and no later than December 17, 2023. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2024 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other record holders may participate in the practice of “householding” proxy statements and annual reports. This means that, unless stockholders give contrary instructions, only one copy of this proxy statement may be sent to multiple stockholders of the same Company in each household. The Manager will promptly deliver a separate copy of either document to you, if you call or write to the Manager at the following address or telephone number: NexPoint Real Estate Advisors VII, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201 or by telephone at (214) 276-6300.

If you want to receive separate copies of a proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact the Manager at the above address or telephone number.

OTHER MATTERS

At this time, our Board knows of no other matter which will be brought before the Special Meeting. Pursuant to the bylaws, only the business stated in the notice of meeting attached to this proxy statement shall be conducted at the Special Meeting.

By order of the Board,

Brian Mitts

Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer

Dallas, Texas

[●], 2023

IMPORTANT

If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the proxy card that you received in the mail; you may also request, complete and return a proxy card today. If your shares are held in “street name,” you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card or voting instruction form to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

APPENDIX A: AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN

NEXPOINT REAL ESTATE FINANCE, INC.

2020 LONG TERM INCENTIVE PLAN

(as amended and restated effective January [26], 2024)

1.    Purpose. The purpose of this NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan (the “Plan”) is to enable the Company and its Affiliates and Subsidiaries to attract and retain directors, officers and other key employees and advisors and to provide to such persons incentives and rewards for performance. This Plan constitutes an amendment and restatement (the “Amendment and Restatement”) of the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan, as originally adopted effective January 31, 2020 (the “Original Plan”), subject to shareholder approval of the Amendment and Restatement.

2.    Definitions. As used in this Plan:

(a)   “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion. For purposes of this Plan, “Affiliate” includes the Manager and the Operating Partnership.

(b)   “Amendment and Restatement” has the meaning set forth in the preamble.

(c)   “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(d)   “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(e)   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(f)   “Board” means the Board of Directors of the Company.

(g)   “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(h)   “Change in Control” has the meaning set forth in Section 13 of this Plan.

(i)   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)   “Committee” means the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 11 of this Plan, such subcommittee.

(k)   “Company” means NexPoint Real Estate Finance, Inc., a Maryland corporation, and its successors.

(l)   “Date of Grant” means the date specified by the Committee on which an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m)   “Director” means a member of the Board.

(n)   “Effective Date” means the date the Amendment and Restatement is approved by the Shareholders of the Company.

(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)   “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(q)   “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units, Profits Interest Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, Affiliates, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives which may be based on one or more, or a combination, of metrics chosen by the Committee (including relative or growth achievement regarding such metrics), including without limitation any of the following:

(i)    Profits (e.g., operating income, earnings before interest and taxes, earnings before taxes, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to accounting principles generally accepted in the United States of America);

(ii)    Cash Flow (e.g., earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)    Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity; total shareholder return; stock price appreciation);

(iv)    Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

(v)    Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); and

(vi)    REIT Operating Metrics (e.g., core earnings, cash available for distributions, adjusted cash available for distributions, funds from operations, net operating income, book value per share).

(r)   “Manager” means NexPoint Real Estate Advisors VII, L.P., or any subsequent external manager to the Company hired to perform similar services.

(s)   “Market Value per Share” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t)   “Original Plan” has the meaning set forth in the preamble.

(u)   “Original Adoption Date” means January 31, 2020.

(v)   “Operating Partnership” means NexPoint Real Estate Finance Operating Partnership, L.P., a Delaware limited partnership.

(w)   “OP Interests” means limited partnership interests in the Operating Partnership that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in the Operating Partnership that may be exchanged or converted into such limited partnership interests.

(x)   “Optionee” means the Participant named in an Award Agreement evidencing an outstanding Option Right.

(y)   “Option Price” means the purchase price payable on exercise of an Option Right.

(z)   “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(aa)   “Overall Share Limit” means 3,627,734 Shares, which is the sum of 2,308,000 Shares plus the 1,319,734 Shares previously approved under the Original Plan.

(bb)   “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Affiliate or Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Affiliate or Subsidiary (provided that such person satisfies the applicable definitions under the general instructions to Form S-8), or (iii) a non-employee Director.

(cc)   “Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

(dd)   “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(ee)   “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of this Plan.

(ff)   “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(gg)   “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(hh)   “Plan” has the meaning set forth in the preamble.

(ii)   “Profits Interest Units” means, to the extent authorized by the Partnership Agreement, a unit of the Operating Partnership that is granted pursuant to Section 9 of this Plan and is intended to constitute a “profits interest” within the meaning of the Code.

(jj)     “Restricted Stock” means Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(kk)   “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Shares, cash or a combination thereof at the end of a specified period.

(ll)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(mm)   “Shareholder” means an individual or entity that owns one or more Shares.

(nn)   “Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(oo)   “Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(pp)   “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (as defined in Treasury Regulation §1.421-1(i)) in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(qq)   “Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(rr)   “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.       Shares Available Under the Plan.

(a)      Maximum Shares Available Under Plan.

(i)    Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) Profits Interest Units, (F) awards contemplated by Section 10 of this Plan, or (G) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate, the Overall Share Limit.

(ii)    Shares available for issuance under the Plan may consist, in whole or in part, of authorized but unissued Shares, treasury shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(iii)    Subject to the share counting rules set forth in Section 3(b), the aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for every one Share subject to an award granted under this Plan.

(b)      Share Counting Rules.

(i)    If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.

(ii)    Subject to Section 12 hereof, each Profits Interest Unit issued pursuant to an Award Agreement shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under this Plan as set forth in Section 3(a)(i) above.

(iii)    Shares underlying awards that are subject to the achievement of Management Objectives shall be counted against the aggregate number of Shares available under Section 3(a)(i) above based on the target value of such awards unless and until such time as such awards become vested and settled in Shares.

(iv)    Notwithstanding anything to the contrary contained herein: (A) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added back to the aggregate number of Shares available under Section 3(a)(i) above; (B) Shares withheld by the Company or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Shares available under Section 3(a)(i) above; (C) Shares subject to an Appreciation Right that are not actually issued in connection with its settlement of Shares on exercise thereof will not be added back to the aggregate number of Shares available under Section 3(a)(i) above; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added back to the aggregate number of Shares available under Section 3(a)(i) above.

(c)    Limit on Incentive Stock Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed the Overall Share Limit.

(d)    Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, no non-employee Director will be entitled to compensation, including cash fees and awards granted under the Plan, having an aggregate maximum value as of their respective Dates of Grant in excess of $350,000.

(e)    Exception to Minimum Vesting Requirement. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for awards granted under Section 4 through Section 10 of this Plan that do not at the Date of Grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant, or, in the case of grants of Incentive Stock Options to Shareholders holding at least 10% of the then-outstanding Shares, shall not be less than 110% of Market Value per Share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

(e)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)    Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Option Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(g)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)     Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to qualify as Incentive Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)      No Option Right will be exercisable more than 10 years from the Date of Grant; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.

(j)      Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)      Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.       Appreciation Rights.

(a)      The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)      Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)    Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Shares or any combination thereof.

(ii)    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)    Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (A) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (B) such Appreciation Rights are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(v)    Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)    Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)    Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(d)    Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(e)    Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised; and

(f)    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.    Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)    Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vest upon the achievement of Management Objectives may not terminate sooner than after one year.

(f)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Restricted Stock is not assumed or converted into replacement awards in a manner described in the Award Agreement.

(g)    Any such grant or sale of Restricted Stock shall require that any or all dividends or other distributions, whether in cash or additional Shares, paid thereon during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the Participant’s earning of the Restricted Stock with respect to which such dividends are paid.

(h)    Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.    Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)    If a grant of Restricted Stock Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Stock Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable Restriction Period may not be a period of less than one year.

(c)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)    If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Restricted Stock Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them or to receive dividends thereon. The Committee may, at or after the Date of Grant, provide for the payment of dividend equivalents or other distributions on Shares underlying the Restricted Stock Units to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Restricted Stock Units with respect to which such dividend equivalents are paid.

(g)    Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.

(h)    Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (with respect to each Performance Share or Performance Unit not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Cash Incentive Awards, Performance Shares or Performance Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(c)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)    Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)    Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)    No award under this Section 8 shall be entitled to dividends. The Committee may, at the Date of Grant of Performance Shares (but not any other award under this Section 8), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.    Profits Interest Units. The Committee may, from time to time and upon such terms and condition as it may determine, authorize the granting of Profits Interest Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Profits Interest Units to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)    Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Operating Partnership (i) in the Participant’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the Participant becoming a partner of the Operating Partnership (to the extent not already a partner), or (iii) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(c)    Any grant of Profits Interest Units may specify Management Objectives that must be achieved as a condition to the vesting of such Profits Interest Units. Upon vesting, such Profits Interest Units shall become nonforfeitable, except for events that constitute cause.

(d)    Each grant will specify the period or periods of continuous employment or service by the Participant with the Company or any Subsidiary that is necessary before the Profits Interest Units or installments thereof will vest; provided no grant of Profits Interest Units may become exercisable sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Profits Interest Units may provide for the earlier vesting of such Profits Interest Units, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such Profits Interest Units are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)    Each grant of Profits Interest Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(g)    Profits Interest Units granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, that Profits Interest Units may be eligible to receive distributions from the Operating Partnership in accordance with the Partnership Agreement.

10.    Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company, dividend equivalents and awards that are membership interests in a Subsidiary or Operating Partnership, and OP Interests. The Committee will determine the terms and conditions of such awards; provided, that, dividend equivalents relating to dividends paid on Shares may only be granted with respect to Restricted Stock Units and Performance Shares. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)    The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 (including dividend equivalents) is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 (including dividend equivalents) is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) within a specified period the Participant’s service is involuntarily terminated for reasons other than for cause or the Participant terminates his or her employment or service for good reason or (ii) such awards are not assumed or converted into replacement awards in a manner described in the Award Agreement.

(f)    No award under this Section 10 shall be entitled to dividends paid on Shares. The Committee may provide for the payment of dividend equivalents to the holder of an award granted under this Section 10 either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the award with respect to which such dividend equivalents are paid.

11.    Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% Beneficial Owner (as defined in Section 13 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.    Adjustments. The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Profits Interest Units granted hereunder and, if applicable, in the number of Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a)  any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b)  any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

13.     Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(i)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to the election or removal of Directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)    any Person becomes a Beneficial Owner (as such term is defined in the Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined Voting Power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below);

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined Voting Power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total Voting Power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)    approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v)    termination of the Manager.

14.     Forfeiture and Recoupment Provisions. Any Award Agreement may provide for the cancellation or forfeiture, or the forfeiture and repayment to the Company of any proceeds, gains or other economic benefit Participant actually or constructively receives related to a Share-based or cash-based award under the Plan (including any related dividends, dividend equivalents or amounts received on the resale of Shares related to the award), or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time. In addition, notwithstanding anything in this Plan to the contrary, the Plan and all Share-based and cash-based awards (including any dividends, dividend equivalents, proceeds, gains or other economic benefit Participant actually or constructively receives related to the award or amounts received on the resale of Shares related to the award) issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, or to comport with good corporate governance practices, as such policies may be amended from time to time.

15.     Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

16.     Transferability.

(a)     Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Profits Interest Unit, Cash Incentive Award, award contemplated by Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except (i) if it is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members (“Immediate Family Members” mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws, and other individuals who have a relationship to the Participant arising because of legal adoption; however, no transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be able to register Shares related to an award) or (ii) by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)    The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Profits Interest Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section 17 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

18.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder be exempt from the provisions of Section 409A of the Code (or, to the extent Section 409A of the Code applies, compliant with such section), so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purposes in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.    Amendments.

(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)    Except in connection with a corporate transaction or event described in Section 12 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.

(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will materially and adversely impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Maryland.

21.    Effective Date/Termination. The Plan is effective as of the Original Adoption Date and the Amendment and Restatement will be effective as of the Effective Date. In the event that the Company’s shareholders do not approve the Amendment and Restatement, awards granted under the Original Plan will continue to be subject to the terms and conditions of the Original Plan as in effect immediately prior to the date the Amendment and Restatement is approved by the Board. In addition, in the event that the Company’s shareholders do not approve the Amendment and Restatement, any Shares available for grant under the Original Plan as of the Effective Date will continue to be available for grant pursuant to the terms of the Original Plan. No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.    Miscellaneous Provisions.

(a)    The Company will not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)    No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23.    Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger. Any operation of this Plan in connection with such available shares shall comply with the rules of the applicable national securities exchange on which the Shares are listed.

(c)    Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) of the Plan.

24.    REIT Status. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (a “REIT”). No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled: (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

[Remainder Intentionally Left Blank]

The foregoing is hereby acknowledged as being the 2024 Long Term Incentive Plan as adopted by the Board on ______________, 2023, and by the Shareholders on ___________, 2024.

NEXPOINT REAL ESTATE FINANCE, INC.

By:
Name: Brian Mitts
Title: Chief Financial Officer, Executive VP Finance, Treasurer and Secretary